EXHIBIT 99.4

SCHEDULE IV

The following documents (hereinafter collectively referred to as the “N907DN Documents”) have been filed: (a) Participation Agreement (N907DN), dated as of March 13, 2019, among Delta Air Lines, Inc., U.S. Bank Trust National Association, as Pass Through Trustee under the Pass Through Trust Agreements, U.S. Bank Trust National Association, as Subordination Agent, U.S. Bank Trust National Association, as Loan Trustee, and U.S. Bank Trust National Association, in its individual capacity as set forth therein (filed as Exhibit 4.15) and (b) Indenture and Security Agreement (N907DN), dated as of March 13, 2019, between Delta Air Lines, Inc., and U.S. Bank Trust National Association, as Loan Trustee (filed as Exhibit 4.16).

The corresponding documents with respect to each other Boeing 737-900ER Aircraft listed below are substantially identical in all material respects to the N907DN Documents, with the following exceptions: (1) conforming changes have been made to reflect the appropriate United States registration number of each aircraft (i.e., N909DN, N910DU and N911DQ) and the appropriate manufacturer’s serial number of each airframe (i.e., 64880, 32011 and 64882); and (2) the descriptions, including original principal amount and amortization profile, of the equipment notes set forth in, as applicable, Schedule I to each Participation Agreement and Schedule I to each Indenture differ.

1.	(N909DN)

(a)	Participation Agreement (N909DN), dated as of March 13, 2019, among Delta Air Lines, Inc., U.S. Bank Trust National Association, as Pass Through Trustee under the Pass Through Trust Agreements, U.S. Bank Trust National Association, as Subordination Agent, U.S. Bank Trust National Association, as Loan Trustee, and U.S. Bank Trust National Association, in its individual capacity as set forth therein

(b)	Indenture and Security Agreement (N909DN), dated as of March 13, 2019, between Delta Air Lines, Inc. and U.S. Bank Trust National Association, as Loan Trustee

2.	(N910DU)

(a)	Participation Agreement (N910DU), dated as of March 13, 2019, among Delta Air Lines, Inc., U.S. Bank Trust National Association, as Pass Through Trustee under the Pass Through Trust Agreements, U.S. Bank Trust National Association, as Subordination Agent, U.S. Bank Trust National Association, as Loan Trustee, and U.S. Bank Trust National Association, in its individual capacity as set forth therein

(b)	Indenture and Security Agreement (N910DU), dated as of March 13, 2019, between Delta Air Lines, Inc. and U.S. Bank Trust National Association, as Loan Trustee

3.	(N911DQ)

(a)	Participation Agreement (N911DQ), dated as of March 13, 2019, among Delta Air Lines, Inc., U.S. Bank Trust National Association, as Pass Through Trustee under the Pass Through Trust Agreements, U.S. Bank Trust National Association, as Subordination Agent, U.S. Bank Trust National Association, as Loan Trustee, and U.S. Bank Trust National Association, in its individual capacity as set forth therein

(b)	Indenture and Security Agreement (N911DQ), dated as of March 13, 2019, between Delta Air Lines, Inc. and U.S. Bank Trust National Association, as Loan Trustee